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                           ALL STAR GAS CORPORATION
                  (formerly known as Empire Gas Corporation)

                               Offer to Exchange
                                All Outstanding
                      12 7/8% Senior Secured Notes due 2000
                              CUSIP No. 291714AC7
                          of All Star Gas Corporation
                  ($50,880,000 Principal Amount Outstanding)
                     For 11% Senior Secured Notes due 2003


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| THIS OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON DECEMBER 1,   |
| 2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). HOLDERS OF NOTES (AS DEFINED  |
| BELOW) MUST TENDER THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER   |
| TO RECEIVE THE OFFER CONSIDERATION (AS DEFINED BELOW). TENDERED NOTES MAY BE |
| WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.                    |
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                                                               November 2, 2000

To Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     Enclosed for your consideration is an Offer to Exchange (the "Offer to Exchange") and a form of Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Exchange, the "Offer"), relating to the offer by All Star Gas Corporation (formerly Empire Gas Corporation), a Missouri corporation ("All Star"), to exchange an aggregate principal amount of $50,880,000 of its 11% Senior Secured Notes due 2003 (the "New Notes" or "Offer Consideration") for a like principal amount of its issued and outstanding 12 7/8% Senior Secured Notes due 2000 (the "Old Notes" or "Notes").

     Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

     For your information and for forwarding to your clients for whom you hold Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. Offer to Exchange dated November 2, 2000.

     2. A Letter of Transmittal for each of the Notes for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding.

     3. A Notice of Guaranteed Delivery for each of the Notes to be used to accept the Offer if the Notes and all other required documents cannot be delivered to the Exchange Agent, or the procedures for book-entry delivery transfer cannot be completed, on or prior to the Expiration Date.

     4. A printed form of letter, including the Letter of Instructions, which may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer. This form will enable your clients to tender all Notes that they own.

     5. Return envelope addressed to State Street Bank and Trust Company, the Exchange Agent.

     DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.


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     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO
OBTAIN THEIR INSTRUCTIONS.

     Any inquiries you may have with respect to the Offer should be addressed to All Star, at the address set forth in the Offer to Exchange. Additional copies of the enclosed materials may be obtained from All Star.


                                          Very truly yours,


                                          ALL STAR GAS CORPORATION




     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF ALL STAR OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

     IMPORTANT: The Letter of Transmittal, together with Notes and all other required documents or the Notice of Guaranteed Delivery, must be received by the Exchange Agent at or prior to 5:00 p.m., Eastern Standard time, on the Expiration Date with respect to Holders wishing to receive the Offer Consideration.